                                                                      EXHIBIT 15

Tenneco Automotive Inc.
May 14, 2001

We are aware that Tenneco Automotive Inc. has incorporated by reference in the following Registration Statements its Form 10-Q for the quarter ended March 31, 2001, which includes our report dated April 23, 2001 covering the unaudited interim financial information contained therein. Pursuant to Regulations C of the Securities Act of 1933, that report is not considered a part of the Registration Statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

REGISTRATION NO.                                                FORM
----------------                                                ----
333-24291...................................................    S-3
333-17485...................................................    S-8
333-30933...................................................    S-8
333-17487...................................................    S-8
333-41535...................................................    S-8
333-27279...................................................    S-8
333-23249...................................................    S-8
333-27281...................................................    S-8
333-41537...................................................    S-8
333-48777...................................................    S-8
333-76261...................................................    S-8
333-33442...................................................    S-8
333-33934...................................................    S-8
333-58056...................................................    S-8

Very truly yours,
Arthur Andersen LLP